Exhibit 2.1

AMENDMENT TO AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) is made and entered into as of August 30, 2021 by and among Mountain Crest Acquisition Corp. II, a Delaware corporation (“Parent”), MCAD Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and Better Therapeutics, Inc., a Delaware corporation (the “Company”). Parent, Merger Sub and the Company are sometimes referred to herein as a “Party” or collectively as the “Parties”. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

A.       Parent, Merger Sub, and the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 6, 2021.

B.       The parties hereto wish to amend the Merger Agreement in accordance with the terms of this Amendment.

C.       Section 10.1 of the Merger Agreement provides that the Merger Agreement may be amended by written agreement signed by each of the Parties.

NOW, THEREFORE, in consideration of promises, and of the representations, warranties, covenants and agreements contained herein, Parent, Merger Sub and the Company agree as follows:

1.       Amendment of Section 9.1(d)(i). Section 9.1(d)(i) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

(i) on or after October 8, 2021 (the “Outside Date”), if the Merger shall not have been consummated prior to the Outside Date; provided, however, that the right to terminate this Agreement under this Section 9.1(d)(i) shall not be available to a Party if the failure of the Merger to have been consummated on or before the Outside Date was due to such Party’s breach of or failure to perform any of its representations, warranties, covenants or agreements set forth in this Agreement;

2.       Effect of the Amendment. Each of the Parties represents that it has all necessary power and authority to enter into and perform the obligations of this Amendment and that there are no consents or approvals required to be obtained by such Party for such Party to enter into and perform its obligations under this Amendment that have not been obtained. This Amendment shall be deemed incorporated into, and form a part of, the Merger Agreement and have the same legal validity and effect as the Merger Agreement. Except as expressly and specifically amended hereby, all terms and provisions of the Merger Agreement are and shall remain in full force and effect, and all references to the Merger Agreement in this Amendment and in any ancillary agreements or documents delivered in connection with the Merger Agreement shall hereafter refer to the Merger Agreement as amended by this Amendment, and as it may hereafter be further amended or restated. Each reference in the Merger Agreement to “this Agreement,” “herein,” “hereof,” “hereunder” or words of similar import shall hereafter be deemed to refer to the Merger Agreement as amended hereby (except that references in the Merger Agreement to the “date hereof” or “date of this Agreement” or words of similar import shall continue to mean April 6, 2021).

3.       Counterparts; Facsimile; Electronic Transmission. This Amendment may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. The exchange of copies of this Amendment and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Amendment as to the Parties and may be used in lieu of the original Amendment for all purposes. Signatures of the Parties transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.

4.       Governing Law. This Amendment, and all claims or causes of action that may be based upon, arise out of, or related to this Amendment, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof.

[Signature page follows]

IN WITNESS WHEREOF, the entities listed below, by their duly authorized representatives, have executed this Amendment as of the date first written above.

PARENT:

Mountain Crest Acquisition Corp. II

By:	/s/ Suying Liu
Name: Suying Liu
Title: Chief Exective Officer

MERGER SUB:

MCAD Merger Sub, Inc.

By:	/s/ Suying Liu
Name: Suying Liu
Title: President and Chief Executive Officer

COMPANY:

BETTER THERAPEUTICS, INC.

By:	/s/ Kevin Appelbaum
Name: Kevin Appelbaum
Title: President and Chief Executive Officer

[Signature Page to Amendment to Agreement and Plan of Merger]